                                                                     Exhibit 4.3
                                                                     -----------


                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.
                            and PHOENIX ASSOCIATES,
                                  as Issuers,

                 INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC,
                                 as Guarantor,


                                      and


                       BANK OF MONTREAL TRUST COMPANY,



                                  as Trustee

                               ----------------

                                   INDENTURE

                          Dated as of August 21, 1998

                               ----------------


                                 $140,000,000

                           10% Senior Notes due 2006


================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                          Indenture
Section                                                         Section
-------                                                         -------

310(a)(1)                                                       7.10
   (a)(2)                                                       7.10
   (a)(3)                                                       N.A.
   (a)(4)                                                       N.A.
   (b)                                                          7.08; 7.10;
                                                                12.02
   (b)(1)                                                       7.10
   (b)(9)                                                       7.10
   (c)                                                          N.A.
311(a)                                                          7.11
   (b)                                                          7.11
   (c)                                                          N.A.
312(a)                                                          2.05
   (b)                                                          12.03
   (c)                                                          12.03
313(a)                                                          7.06
   (b)(1)                                                       7.06
   (b)(2)                                                       7.06
   (c)                                                          12.02
   (d)                                                          7.06
314(a)                                                          4.02; 4.04;
                                                                12.02
   (b)                                                          N.A.
   (c)(1)                                                       12.04; 12.05
   (c)(2)                                                       12.04; 12.05
   (c)(3)                                                       N.A.
   (d)                                                          N.A.
   (e)                                                          12.05
   (f)                                                          N.A.
315(a)                                                          7.01; 7.02
   (b)                                                          7.05; 12.02
   (c)                                                          7.01
   (d)                                                          6.05; 7.01; 7.02
   (e)                                                          6.11
316(a) (last sentence)                                          2.10
   (a)(1)(A)                                                    6.05
   (a)(1)(B)                                                    6.04
   (a)(2)                                                       8.02
   (b)                                                          6.07
   (c)                                                          8.04
317(a)(1)                                                       6.08
   (a)(2)                                                       6.09
   (b)                                                          7.12
318(a)                                                          12.01

--------------------
N.A. means Not Applicable
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

                                                                            Page
                                                                            ----

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions................................................    1
                                                                               -
Section 1.02.   Other Definitions..........................................   27
                                                                              --
Section 1.03.   Incorporation by Reference of Trust Indenture Act..........   28
                                                                              --
Section 1.04.   Rules of Construction......................................   28
                                                                              --

                                   ARTICLE 2

                                   THE NOTES

Section 2.01.   Amount of Notes............................................   29
                                                                              --
Section 2.02.   Form and Dating............................................   30
                                                                              --
Section 2.03.   Execution and Authentication...............................   31
                                                                              --
Section 2.04.   Registrar and Paying Agent.................................   32
                                                                              --
Section 2.05.   Paying Agent to Hold Money in Trust........................   32
                                                                              --
Section 2.06.   Noteholder Lists...........................................   33
                                                                              --
Section 2.07.   Transfer and Exchange......................................   33
                                                                              --
Section 2.08.   Replacement Notes..........................................   34
                                                                              --
Section 2.09.   Outstanding Notes..........................................   35
                                                                              --
Section 2.10.   Treasury Notes.............................................   35
                                                                              --
Section 2.11.   Temporary Notes............................................   36
                                                                              --
Section 2.12.   Cancellation...............................................   36
                                                                              --
Section 2.13.   Defaulted Interest.........................................   37
                                                                              --
Section 2.14.   CUSIP Number...............................................   37
                                                                              --
Section 2.15.   Deposit of Moneys..........................................   38
                                                                              --
Section 2.16.   Book-Entry Provisions for Global Notes.....................   38
                                                                              --
Section 2.17.   Special Transfer Provisions................................   41
                                                                              --
Section 2.18.   Computation of Interest....................................   44
                                                                              --

                                   ARTICLE 3

                                  REDEMPTION

                                                                            Page
                                                                            ----

Section 3.01.   Notices to Trustee.........................................   44
                                                                              --
Section 3.02.   Selection by Trustee of Notes to Be Redeemed...............   45
                                                                              --
Section 3.03.   Notice of Redemption.......................................   45
                                                                              --
Section 3.04.   Effect of Notice of Redemption.............................   47
                                                                              --
Section 3.05.   Deposit of Redemption Price................................   47
                                                                              --
Section 3.06.   Notes Redeemed in Part.....................................   48
                                                                              --

                                   ARTICLE 4

                                   COVENANTS

Section 4.01.   Payment of Notes...........................................   48
                                                                              --
Section 4.02.   SEC Reports................................................   48
                                                                              --
Section 4.03.   Waiver of Stay, Extension or Usury Laws....................   50
                                                                              --
Section 4.04.   Compliance Certificate.....................................   50
                                                                              --
Section 4.05.   Taxes......................................................   51
                                                                              --
Section 4.06.   Limitation on Additional Indebtedness......................   51
                                                                              --
Section 4.07.   Enforcement of Rights......................................   52
                                                                              --
Section 4.08.   Limitation on Capital Stock of Restricted
                  Subsidiaries.............................................   53
                                                                              --
Section 4.09.   Limitation on Restricted Payments..........................   53
                                                                              --
Section 4.10.   Limitation on Certain Asset Sales..........................   57
                                                                              --
Section 4.11.   Limitation on Transactions with Affiliates.................   59
                                                                              --
Section 4.12.   Limitations on Liens.......................................   60
                                                                              --
Section 4.13.   [Intentionally Omitted]....................................   61
                                                                              --
Section 4.14.   Limitation on Creation of Subsidiaries.....................   61
                                                                              --
Section 4.15.   [Intentionally Omitted]....................................   61
                                                                              --
Section 4.16.   Limitation on Sale and Lease-Back Transactions.............   61
                                                                              --
Section 4.17.   Payments for Consent.......................................   62
                                                                              --
Section 4.18.   Legal Existence............................................   62
                                                                              --
Section 4.19.   Change of Control..........................................   63
                                                                              --
Section 4.20.   Maintenance of Office or Agency............................   66
                                                                              --
Section 4.21.   Maintenance of Properties; Insurance;
                  Books and Records; Compliance with Law...................   67
                                                                              --
Section 4.22.   Limitation on Dividend and Other Payment
                  Restrictions Affecting Restricted Subsidiaries...........   68
                                                                              --
Section 4.23.   Limitation on Disqualified Capital Stock
                  of Restricted Subsidiaries...............................   69
                                                                              --
Section 4.24.   Limitation on Asset Swaps..................................   69
                                                                              --

                                                                           Page
                                                                           ----

Section 4.25.   Payment of Pass Through Dividends..........................   70
                                                                              --
Section 4.26.   Limitation on Conduct of Business..........................   70
                                                                              --
Section 4.27.   Further Assurance to the Trustee...........................   70
                                                                              --
Section 4.28.   No Recourse Against the Issuers............................   71
                                                                              --

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

Section 5.01.   Limitation on Consolidation, Merger and Sale of Assets.....   71
                                                                              --
Section 5.02.   Successor Person Substituted...............................   72
                                                                              --

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

Section 6.01.   Events of Default..........................................   73
                                                                              --
Section 6.02.   Acceleration...............................................   75
                                                                              --
Section 6.03.   Other Remedies.............................................   77
                                                                              --
Section 6.04.   Waiver of Past Defaults and Events of Default..............   78
                                                                              --
Section 6.05.   Control by Majority........................................   78
                                                                              --
Section 6.06.   Limitation on Suits........................................   78
                                                                              --
Section 6.07.   Rights of Holders to Receive Payment.......................   79
                                                                              --
Section 6.08.   Collection Suit by Trustee.................................   80
                                                                              --
Section 6.09.   Trustee May File Proofs of Claim...........................   80
                                                                              --
Section 6.10.   Priorities.................................................   81
                                                                              --
Section 6.11.   Undertaking for Costs......................................   81
                                                                              --
Section 6.12.   Restoration of Rights and Remedies.........................   82
                                                                              --

                                   ARTICLE 7

                                    TRUSTEE

Section 7.01.   Duties of Trustee..........................................   82
                                                                              --
Section 7.02.   Rights of Trustee..........................................   84
                                                                              --
Section 7.03.   Individual Rights of Trustee...............................   85
                                                                              --
Section 7.04.   Trustee's Disclaimer.......................................   85
                                                                              --
Section 7.05.   Notice of Defaults.........................................   86
                                                                              --
Section 7.06.   Reports by Trustee to Holders..............................   86
                                                                              --
Section 7.07.   Compensation and Indemnity.................................   87
                                                                              --
Section 7.08.   Replacement of Trustee.....................................   88
                                                                              --

                                                                            Page
                                                                            ----

Section 7.09.   Successor Trustee by Consolidation, Merger, Etc............   89
                                                                              --
Section 7.10.   Eligibility; Disqualification..............................   90
                                                                              --
Section 7.11.   Preferential Collection of Claims Against the Issuers......   90
                                                                              --
Section 7.12.   Paying Agents..............................................   90
                                                                              --

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.   Without Consent of Holders.................................   91
                                                                              --
Section 8.02.   With Consent of Holders....................................   92
                                                                              --
Section 8.03.   Compliance with Trust Indenture Act........................   94
                                                                              --
Section 8.04.   Revocation and Effect of Consents..........................   94
                                                                              --
Section 8.05.   Notation on or Exchange of Notes...........................   95
                                                                              --
Section 8.06.   Trustee to Sign Amendments, etc............................   95
                                                                              --

                                   ARTICLE 9

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.   Discharge of Indenture.....................................   96
                                                                              --
Section 9.02.   Legal Defeasance...........................................   97
                                                                              --
Section 9.03.   Covenant Defeasance........................................   97
                                                                              --
Section 9.04.   Conditions to Legal Defeasance or Covenant Defeasance......   98
                                                                              --
Section 9.05.   Deposited Money and U.S. Government Obligations to Be Held
                  in Trust; Other Miscellaneous Provisions.................  100
                                                                             ---
Section 9.06.   Reinstatement..............................................  101
                                                                             ---
Section 9.07.   Moneys Held by Paying Agent................................  102
                                                                             ---
Section 9.08.   Moneys Held by Trustee.....................................  102
                                                                             ---

                                  ARTICLE 10

                              GUARANTEE OF NOTES

Section 10.01.  Guarantee..................................................  103
                                                                             ---
Section 10.02.  Execution and Delivery of Guarantees.......................  104
                                                                             ---
Section 10.03.  Limitation of Guarantee....................................  105
                                                                             ---
Section 10.04.  Additional Guarantors......................................  105
                                                                             ---
Section 10.05.  Release of Guarantor.......................................  106
                                                                             ---
Section 10.06.  Waiver of Subrogation......................................  106
                                                                             ---

                                                                            Page
                                                                            ----

                                  ARTICLE 11

                                   SECURITY

Section 11.01.  Pledge of Senior Notes Collateral..........................  107
                                                                             ---
Section 11.02.  Recording; Priority; Opinions, Etc.........................  108
                                                                             ---
Section 11.03.  Release of the Senior Notes Collateral.....................  109
                                                                             ---
Section 11.04.  Trust Indenture Act Requirements...........................  110
                                                                             ---
Section 11.05.  Suits to Protect Senior Notes Collateral...................  110
                                                                             ---
Section 11.06.  Purchase Protected.........................................  111
                                                                             ---
Section 11.07.  Powers Exercisable by Receiver or Trustee..................  111
                                                                             ---
Section 11.08.  Determinations Relating to Senior Notes Collateral.........  112
                                                                             ---
Section 11.09.  Release upon Termination of the Issuers' Obligations.......  112
                                                                             ---

                                  ARTICLE 12

                                 MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls...............................  113
                                                                             ---
Section 12.02.  Notices....................................................  113
                                                                             ---
Section 12.03.  Communications by Holders with Other Holders...............  115
                                                                             ---
Section 12.04.  Certificate and Opinion as to Conditions Precedent.........  115
                                                                             ---
Section 12.05.  Statements Required in Certificate and Opinion.............  116
                                                                             ---
Section 12.06.  Rules by Trustee and Agents................................  116
                                                                             ---
Section 12.07.  Business Days; Legal Holidays..............................  117
                                                                             ---
Section 12.08.  Governing Law..............................................  117
                                                                             ---
Section 12.09.  No Adverse Interpretation of Other Agreements..............  117
                                                                             ---
Section 12.10.  No Recourse Against Others.................................  118
                                                                             ---
Section 12.11.  Successors.................................................  118
                                                                             ---
Section 12.12.  Multiple Counterparts......................................  119
                                                                             ---
Section 12.13.  Table of Contents, Headings, etc...........................  119
                                                                             ---
Section 12.14.  Separability...............................................  119
                                                                             ---
SIGNATURES.................................................................  S-1

                                                                            Page
                                                                            ----
EXHIBITS
--------

Exhibit A    Form of Note..................................................  A-1

Exhibit B    Form of Legend and Assignment for Rule 144A Note..............  B-1

Exhibit C    Form of Legend and Assignment for Regulation S Note...........  C-1

Exhibit D    Form of Legend for Global Note................................  D-1

Exhibit E    Form of Certificate to Be Delivered in Connection with
               Transfers to Non-QIB Accredited Investors...................  E-1

Exhibit F    Form of Certificate to Be Delivered in Connection with
               Transfers Pursuant to Regulation S..........................  F-1

Exhibit G    Form of Guarantee.............................................  G-1

     INDENTURE, dated as of August 21, 1998, among COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC., an Ohio corporation ("Coaxial"), PHOENIX ASSOCIATES, a Florida general partnership ("Phoenix" and, together with Coaxial, the "Issuers"), the Guarantors (as hereinafter defined) and Bank of Montreal Trust Company, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuers' 10% Senior Notes due 2006 (the "Notes"):


                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE


Section 1.01. Definitions.
              -----------

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

     "Additional Interest" means additional interest on the Notes which the Issuers and the Guarantors, jointly and severally, agree to pay to the Holders pursuant to Section 4 of the Registration Rights Agreement.

     "Adjusted Net Assets" of any Person at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Person at such date and
(y) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

     "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.11 hereof beneficial
           --------
ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

     "Agent" means any Registrar, Paying Agent, or agent for service of notices and demands.

     "Annualized EBITDA" means EBITDA of the Issuers and their Restricted Subsidiaries for the latest fiscal quarter for which financial statements are available multiplied by four (such fiscal quarter the "One Quarter Period"). For purposes of this definition, "EBITDA" shall be calculated for any period after giving effect on a pro forma basis to (i) the incurrence or repayment of any
                   --- -----
Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the One Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the

Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA shall be
                                            --------
included only to the extent includable pursuant to the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the One Quarter Period) occurring during the One Quarter Period or at any time subsequent to the last day of the One Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the One Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. For purposes of this definition, whenever pro forma effect is to be given to an Asset Sale or Asset Acquisition
         --- -----
(including pursuant to the System Acquisition), the amount of income or earnings and any net cost savings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in accordance with
               --- -----
Regulation S-X under the Securities Act.

     "Asset Acquisition" means (a) an Investment by an Issuer or any Restricted Subsidiary of an Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of an Issuer or any Restricted Subsidiary of an Issuer, or shall be merged with or into an Issuer or any Restricted Subsidiary of an Issuer or (b) the acquisition by an Issuer or any Restricted Subsidiary of an Issuer of the assets of any Person (other than a Restricted Subsidiary of an Issuer) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (excluding Asset Swaps), other than to an Issuer or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of an Issuer or (b) any other property or assets of an Issuer or of any Restricted Subsidiary thereof; provided that Asset Sales shall not include
                                   --------
(i) a transaction or series related transactions for which an Issuer or its Restricted Subsidiaries receive aggregate consideration of less than $1.5 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of an Issuer as permitted under Section 5.01 hereof, (iii) any transaction consummated in compliance with Section 4.09 hereof and (iv) any sale, lease, conveyance, disposition or other transfer of all or any portion of the Excluded Assets.

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by an Issuer or any Restricted Subsidiary of an Issuer from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary of an Issuer as a result of such Asset Sale, (d) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by an Issuer or a Restricted Subsidiary of an Issuer as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by an Issuer or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by an Issuer or any Restricted Subsidiary of an Issuer from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Issuers in good faith believe will be satisfied, for a concurrent purchase and sale or exchange of Related Business Assets, between an Issuer or any of its Restricted Subsidiaries and another Person; provided that any amendment to or waiver of any closing condition which
        --------
individually or in the aggregate is material to any Asset Swap shall be deemed to be a new Asset

Swap that must comply with Section 4.24 hereof; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith; provided that any such cash payment shall be applied in accordance with Section
--------
4.24 hereof.

     "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the fair value of the property subject to such arrangement and (ii) the present value of the notes (discounted at the rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a), (iii)(b) or (iii)(c) of the first paragraph of
Section 4.10 and that have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(d) of the first paragraph of Section 4.10 hereof.

     "Board of Directors" of any Person means the board of directors, management committee or other body governing the management and affairs of such Person.

     "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of an Issuer or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; and (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above.

     A "Change of Control" will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting and economic power of Insight Ohio's Capital Stock,
(ii) any Person (including a Person's Affiliates and associates), other than a Permitted Holder, becomes the beneficial owner of more than 33 1/3% of the total voting power of Insight Ohio's Capital Stock and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Capital Stock of Insight Ohio than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Insight Ohio, (iii) there shall be consummated any consolidation or merger of Insight Ohio in which Insight Ohio is not the continuing or surviving corporation or pursuant to which the Capital Stock of Insight Ohio would be converted into cash, securities or other property, other than a merger or consolidation of Insight Ohio in which the holders of the Capital Stock of Insight Ohio outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger, (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Insight Ohio (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders or members of the Insight Ohio has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of Insight Ohio or (v) Insight is the beneficial owner of less than 50% of the total voting and economic power of Insight Ohio's Capital Stock and ceases to have management control of the day-to-day operations of Insight Ohio; provided, however, that a Change of Control will be deemed not to
              --------  -------
have occurred as provided above if Insight continues to be the manager of Insight Ohio pursuant to the Operating Agreement or designees of Insight constitute a majority of the members of the Management Committee.

     "Close Corporation Agreement" means the Close Corporation Agreement of Coaxial Communications of Central Ohio, Inc. by and among Coaxial, Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC as in effect on the Issue Date.

     "Coaxial" means Coaxial Communications of Central Ohio, Inc., an Ohio corporation.

     "Coaxial Financing Corp." means Coaxial Financing Corp., a Delaware corporation.

     "Coaxial LLC" means Coaxial LLC, a Delaware limited liability company.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, (i) imputed interest included in Capitalized Lease Obligations, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (iii) the net costs associated with Interest Rate Agreements and other hedging obligations, (iv) amortization of other financing fees and expenses, (v) the interest portion of any deferred payment obligation, (vi) amortization of discount or premium, if any, and (vii) all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of an Issuer).

     "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (i) the sum of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP to (ii) Annualized EBITDA.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other
           --------  -------
Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or the Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary gains and losses shall be excluded, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded, (f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded and (g) Net Income of Phoenix with respect to the Excluded Assets shall be excluded.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 88 Pine Street, 19th Floor, New York, New York 10005.

     "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from July 1, 1998 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative EBITDA" means, with respect to any Person, as of any date of determination, EBITDA from July 1, 1998 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Default" means any condition or event that is, or with the passing of time or giving of any notice expressly required under Section 6.01 (or both) would be, an Event of Default.

     "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuers, which Person must be a clearing agency registered under the Exchange Act.

     "Designation Amount" means an amount equal to the fair market value of the Issuer's aggregate Investment in a Restricted Subsidiary.

     "Discount Notes" means the 12 7/8% Senior Discount Notes due 2008 of Coaxial LLC and Coaxial Financing Corp., as joint issuers, issued to generate $55,869,000 aggregate principal amount at maturity.

     "Discount Notes Collateral" means, collectively, the Stock Collateral and the LLC Mirror Notes which in the aggregate secure the payment of principal, interest and premium, if any, on the Notes.

     "Discount Notes Indenture" means the Indenture pursuant to which the Discount Notes are issued.

     "Discount Notes Issuers" means Coaxial LLC and Coaxial Financing Corp.

     "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that
                                                    --------  -------
Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under Section 4.19 hereof, shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense; provided, however, for purposes of this definition only, that dividends
         --------  -------
or distributions paid on Disqualified Capital Stock shall not be included in the definition of Consolidated Interest Expense to the extent such dividends or distributions have not been included in the computation of Consolidated Net Income for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; and provided, however, that, for
                                                --------  -------
purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment of such Person shall be included only (x) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or (y) if the cash income derived from such Investment is attributable to Cash Equivalents.

     "Equity Offering" means an offering by an Issuer of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

     "Exchange Notes" shall have the meaning assigned thereto in the Registration Rights Agreement.

     "Excluded Assets" means (i) any notes and accounts receivable held by Phoenix and owed by Coaxial Associates of Columbus I ("Columbus I") and Coaxial Associates of Columbus II ("Columbus II"), and (ii) any debt owed to Phoenix by its partners as a result of advances made to such partners, in each case as in effect on the Issue Date.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of an Issuer acting reasonably and in good faith, and whose determination shall be conclusive and shall be evidenced by a resolution of the Board of Directors of an Issuer delivered to the Trustee.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States on the Issue Date.

     "Guarantee" means, as the context may require, individually, a guarantee, or collectively, any and all guarantees, of the Obligations of the Issuers with respect to the Notes by each Guarantor, if any, pursuant to the terms of Article 10 hereof, substantially in the form set forth in Exhibit G.

     "Guarantor" means each of (i) Insight Ohio and (ii) any Restricted Subsidiary of an Issuer formed, created or acquired after the Issue Date, and "Guarantors" means such entities, collectively. Each such entity that becomes a Guarantor pursuant to clause (ii) above shall follow the procedures described in
Section 10.04 hereof.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an
                               --------
obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed,
(iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof, and (vi) obligations of any such Person under any currency agreement or any interest rate agreement applicable to any of the foregoing (if and to the extent such currency agreement or interest rate agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (i) the amount outstanding at any time of any Indebtedness issued
--------
with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be "Indebtedness" of an Issuer or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Indenture" means this Indenture as amended, restated or supplemented from time to time.

     "Independent Financial Advisor" means an investment banking firm of national reputation in the United States (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in an Issuer and (ii) which, in the judgment of the Board of Directors of an Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Insight" means, collectively, Insight Communications Company, L.P. and Insight Holdings of Ohio, LLC.

     "Insight Ohio" means Insight Communications of Central Ohio, LLC, a Delaware limited liability company.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501 (a)(1), (2), (3) or
(7) promulgated under the Securities Act.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities (other than the purchase of the Notes pursuant to Section 4.10 hereof or "Change of Control Offer" described in Section 4.19 hereof) of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (ii) the repurchase of securities of any Person by such Person. For the purposes of Section 4.09 hereof, (i) "Investment" shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by an Issuer or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of cash distributions which constitute a return of capital in connection with such Investment; provided that the aggregate of all such reductions shall
                      --------
not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt
             --------  -------
of any such other amounts shall reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If an Issuer or any Restricted Subsidiary of such Issuer sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of such Issuer such that, after giving effect to any such sale or disposition, the Issuer no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date the Notes are first issued by the Issuers and authenticated by the Trustee under this Indenture.

     "Issuer Request" means any written request signed in the names of each of the Issuers by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of each of the Issuers and attested to by the Secretary or any Assistant Secretary of each of the Issuers.

     "Issuers" means the parties named as such in the first paragraph of this Indenture until a successor replaces such parties pursuant to Article 5 of this Indenture and thereafter means the successor and any other obligor on the Notes.

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "LLC Mirror Notes" means each of the promissory notes of Coaxial DJM LLC and Coaxial DSM LLC issued to Coaxial LLC.

     "Maturity Date" means August 15, 2006.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors of such Person, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of an Issuer which is not

Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses
             ----
incurred by such Person in connection therewith).

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

     "Obligations" means, with respect to any Indebtedness, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness.

     "Offering" means the offering of the Notes as described in the Offering Memorandum.

     "Offering Memorandum" means the Offering Memorandum dated August 17, 1998 pursuant to which the Notes were offered.

     "Officer," with respect to any Person (other than the Trustee), means the Chief Executive Officer, the President, any Vice President and the Chief Financial Officer, the Treasurer or the Secretary of such Person, or any other officer designated by the Board of Directors of such Person, as the case may be.

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture and delivered to the Trustee.

     "Operating Agreement" means the Operating Agreement of Insight Communications of Central Ohio, LLC, as in effect on the Issue Date.

     "Opinion of Counsel" means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel which counsel is reasonably acceptable to the Trustee including the statements required by Section 12.05 and delivered to the Trustee.

     "Other Pari Passu Debt" means Indebtedness of a Restricted Subsidiary of an Issuer that is pari passu in right of payment to the Notes (without giving
               ---- -----
effect to the principles of structural subordination).

     "Other Pari Passu Debt Pro Rata Share" means the amount of the applicable Available Asset Sale Proceeds obtained by multiplying the amount of such available Asset Sale Proceeds by a fraction, (i) the numerator of which is the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which any Restricted Subsidiary of an Issuer is required to use Available Asset Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount and/or accreted value, as the case may be, of all Other Pari Passu Debt outstanding at the time of the applicable Asset Sale Offer with respect to which any Restricted Subsidiary of an Issuer is required to use the applicable Available Asset Proceeds to offer to repay or make an offer to purchase or repay.

     "Pass Through Dividend" means the dividend required to be made by Coaxial to Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC pursuant to Section 4.25 hereof from the proceeds of a Preferred Payment in respect of the Series B Preferred Interests.

     "Permitted Holders" means (x) Insight and (y) Coaxial LLC.

     "Permitted Indebtedness" means:

     (i) Indebtedness of an Issuer or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $25.0 million outstanding at any time less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

     (ii) Indebtedness under the Notes, the Exchange Notes, the Guarantees and the guarantees of the Discount Notes;

     (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

     (iv) Indebtedness of an Issuer to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to an Issuer or another Restricted Subsidiary;

     (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $7.5 million;

     (vi)   Interest Rate Agreements;

     (vii)  Refinancing Indebtedness; and

     (viii) additional Indebtedness of the Restricted Subsidiaries of the Issuers not to exceed $7.5 million in aggregate principal amount at any one time outstanding.

     "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

     (i) Investments by an Issuer, or by a Restricted Subsidiary thereof, in the Issuer or a Restricted Subsidiary;

     (ii) Investments by the Issuer, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Issuer or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary thereof;

     (iii)  Investments in cash and Cash Equivalents;

     (iv) an Investment that is made by an Issuer or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to an Issuer or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.10 hereof;

     (v) Interest Rate Agreements entered into in the ordinary course of an Issuer's or its Restricted Subsidiaries' business; and

     (vi) additional Investments not to exceed $500,000 at any one time outstanding.

     "Permitted Liens" means (i) Liens on property or assets of, or any shares of Capital Stock of or secured indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary of an Issuer or at the time such corporation is merged into an Issuer or any of its Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or
              --------
in contemplation of, such corporation becoming a Restricted Subsidiary of an Issuer or merging into an Issuer or any of its Restricted Subsidiaries, (ii) Liens securing Indebtedness under the Senior Credit Facility which Indebtedness is incurred pursuant to clause (i) of the definition of Permitted Indebtedness,
(iii) Liens securing Refinancing Indebtedness; provided that any such Lien does
                                               --------
not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iv) Liens in favor of an Issuer or any of its Restricted Subsidiaries, (v) Liens securing industrial revenue bonds, (vi) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that (a) any such Lien is created solely for the purpose of securing
--------
Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item, (vii) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, (viii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings or are not yet delinquent, (ix) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness"; provided that such Lien does not
                                               --------
extend to any property other than that subject to the underlying lease, (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, (xi) Liens securing obligations under Interest Rate Agreements,
(xii) attachment or judgment Liens not giving rise to a Default or an Event of Default, (xiii) other Liens securing obligations incurred in the ordinary course of business; provided that such Liens do not serve Indebtedness incurred
             --------
pursuant to the first paragraph of Section 4.06 hereof, (xiv) liens securing the Senior Notes Collateral and the Discount Notes Collateral and (xv) any extensions, substitutions, replacements or renewals of the foregoing.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Phoenix" means Phoenix Associates, a Florida general partnership.

     "Physical Notes" means certificated Notes in registered form in substantially the form set forth in Exhibit A.

     "Pledge Agreement" means that certain pledge agreement between Coaxial and the Trustee, whereby Coaxial will pledge to the Trustee for the benefit of the holders of the Notes the Series A Preferred Interests in Insight Ohio owned by Coaxial on the Issue Date or so acquired by Coaxial thereafter all of which constitutes the Senior Notes Collateral. Such pledge will secure the payment and performance when due of all the obligations of the Issuers under this Indenture and the Notes.

     "Preferred Interests" means collectively the Series A Preferred Interests and the Series B Preferred Interests.

     "Preferred Payments" means any distribution or mandatory redemption required to be made to the holder of the Preferred Interests pursuant to the Operating Agreement.

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Private Exchange Notes" shall have the meaning assigned thereto in the Registration Rights Agreement.

     "Private Placement Legend" means the legend initially set forth on the Rule 144A Notes in the form set forth in Exhibit B.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

     "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of an Issuer outstanding on the Issue Date or other Indebtedness permitted to be incurred by an Issuer or its Restricted Subsidiaries pursuant to the terms of this Indenture (other than pursuant to clauses (i), (iv), (v), (vi), (vii) and (viii) of the definition of Permitted Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes,
(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

     "Registration Rights Agreement" means the Senior Notes Registration Rights Agreement dated as of August 21, 1998 among the Issuers, Insight Ohio, as a Guarantor, and CIBC Oppenheimer Corp., as Initial Purchaser.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Issuers and their Restricted Subsidiaries.

     "Related Business Assets" means assets used or useful in a Related
Business.

     "Reported Period" means with respect to any Person the most recently ended full fiscal quarter.

     "Responsible Officer" when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of an Issuer or any Restricted Subsidiary of an Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of an Issuer or any Restricted Subsidiary of an Issuer (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries of an Issuer, dividends or distributions payable to an Issuer or to a Wholly Owned Subsidiary of an Issuer), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of an Issuer or any of its Restricted Subsidiaries (other than Capital Stock owned by an Issuer or a Restricted Subsidiary of an Issuer, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock, (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by an Issuer therein and (vi) forgiveness of any Indebtedness of an Affiliate of an Issuer to an Issuer or a Restricted Subsidiary of an Issuer. For purposes of determining the amount expected for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

     "Restricted Subsidiary" means a Subsidiary of an Issuer other than an Unrestricted Subsidiary and includes Insight Ohio. The Board of Directors of an Issuer may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) the Issuers could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.06 hereof and (ii) no Default or Event of Default shall have occurred and be continuing.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by an Issuer or any Restricted Subsidiary of an Issuer of any real or tangible personal property, which property has been or is to be sold or transferred by an Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Facility" means the Credit Agreement to be entered into between Insight Ohio, the lenders party thereto in their capacities as lenders thereunder and Canadian Imperial Bank of Commerce, as agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such
                                                          --------
increase in borrowings is permitted by Section 4.06 hereof) or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Notes Collateral" means the Series A Preferred Interests which secure the payment of principal, interest and premium, if any, on the Notes.

     "Series A Preferred Interests" means the Series A Preferred Interests of Insight Ohio with a liquidation preference of $140.0 million.

     "Series B Preferred Interests" means the Series B Preferred Interests of Insight Ohio with an initial liquidation preference of $30.0 million.

     "Stock Collateral" means (i) all the shares of Common Stock of Coaxial owed by Coaxial LLC and (ii) all of Coaxial LLC's interests in the shares of Common Stock in Coaxial held by Coaxial DJM LLC and Coaxial DSM LLC which shares have been pledged to Coaxial LLC.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Tax Distributions" means (i) the distributions required to be made by Insight Ohio to its members, pursuant to the Operating Agreement, equal to the estimated taxes (assuming taxes are imposed based on the highest marginal combined, federal, state, and local tax rate imposed on an individual resident of New York City) of such members arising from the allocation of income of Insight Ohio to such members, and (ii) distributions made by Coaxial to Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC of Tax Distributions received from Insight Ohio.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of an Issuer which is designated (a "Designation") after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of an Issuer; provided that a
                                                           --------
Subsidiary may be so Designated as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.09 hereof. The Trustee shall be given prompt notice by an Issuer of each resolution adopted by the Board of Directors of an Issuer under this provision, together with a copy of each such resolution adopted.

     "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such
                         --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

     "Wholly Owned Subsidiary" means (i) Insight Ohio and (ii) any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly (including through Insight Ohio), by an Issuer.

Section 1.02.  Other Definitions.
               -----------------

     The definitions of the following terms may be found in the sections indicated as follows:

Term                                                        Defined in Section
----                                                        ------------------

"Affiliate Transaction"...................................         4.11
"Agent Members"...........................................         2.16
"Business Day"............................................        12.08
"CEDEL"...................................................         2.16
"Change of Control Offer".................................         4.19
"Change of Control Payment Date"..........................         4.19
"Change of Control Purchase Price"........................         4.19
"Covenant Defeasance".....................................         9.03
"Custodian"...............................................         6.01
"Euroclear"...............................................         2.16(a)

"Event of Default"........................................         6.01
"Excess Proceeds Offer"...................................         4.10
"Global Notes"............................................         2.16
"Legal Defeasance"........................................         9.02
"Legal Holiday"...........................................        12.08
"Other Notes".............................................         2.02
"Paying Agent"............................................         2.04
"Registrar"...............................................         2.04
"Regulation S Global Notes"...............................         2.16(a)
"Regulation S Notes"......................................         2.02
"Representative"..........................................        11.03
"Restricted Global Note"..................................         2.16(a)
"Rule 144A Notes".........................................         2.02

Section 1.03.  Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Notes.

     "indenture securityholder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor on the indenture securities" means the Issuers, the Guarantors or any other obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.
              ---------------------

     Unless the context otherwise requires:

        (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

        (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

        (3) "or" is not exclusive;

        (4) words in the singular include the plural, and in the plural include the singular;

        (5) words used herein implying any gender shall apply to every gender;
and

        (6) whenever in this Indenture there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

                                   ARTICLE 2

                                   THE NOTES


Section 2.01. Amount of Notes.
              ---------------

          The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $140,000,000, upon a written order of the Issuers in the form of an Officers' Certificate of the Issuers. Such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

          Upon receipt of an Issuer Request and an Officers' Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $140,000,000 for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act not bearing the Private Placement Legend or pursuant to a Private Exchange.
Exchange Notes or Private

Exchange Notes may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.

Section 2.02. Form and Dating.
              ---------------

          The Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is
                                                        ---------
incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuers are subject. Any such notations, legends or endorsements shall be furnished to the Trustee in writing. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A ("Rule 144A Notes") shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore
                        ---------
transactions in reliance on Regulation S ("Regulation S Notes") shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes
                                                       ---------
offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S ("Other Notes") shall be represented by Physical Notes bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

          The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Section 2.03. Execution and Authentication.
               ----------------------------

          Two Officers shall sign, or one Officer shall sign and one Officer (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Notes for each of the Issuers by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers and Affiliates of the Issuers. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

          The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 2.04. Registrar and Paying Agent.
              --------------------------

          The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Notes may be presented for registration of transfer or for exchange (the "Registrar"), and an office or agency where Notes may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Issuers, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may have one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Neither the Issuers nor any Affiliate thereof may act as Paying Agent. The Issuers may change any Paying Agent or Registrar without notice to any Noteholder.

          The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to compensation in accordance with Section 7.07.

          The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

Section 2.05. Paying Agent to Hold Money in Trust.
              -----------------------------------

          Each Paying Agent shall hold in trust for the benefit of the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any Default by the Issuers (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06. Noteholder Lists.
              ----------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

Section 2.07. Transfer and Exchange.
              ---------------------

          Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the New York Uniform Commercial Code are met. To permit registrations of transfers and exchanges, the Issuers shall issue and execute and the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar's request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Registrar may require from the noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.10, 4.19 or 8.05 (in which events the Issuers shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the selection of Notes to be redeemed or any Note selected for redemption.

          Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

          Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

          Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuers' compliance with or have any responsibility with respect to the Issuers' compliance with any Federal or state securities laws.

Section 2.08. Replacement Notes.
              -----------------

          If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuers and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code are met. If required by the Trustee or the Issuers, an indemnity bond shall be posted, sufficient in the judgment of both to protect the Issuers, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuers may charge such Holder for the Issuers' reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuers for the Trustee's expenses (including, without limitation, attorneys' fees and disbursements) in replacing such Note. Every replacement Note shall constitute an additional contractual obligation of the Issuers.

Section 2.09. Outstanding Notes.
              -----------------

          The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because an Issuer or one of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives written notice that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuers.

          If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.10. Treasury Notes.
              --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of Default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by an Issuer or any Affiliate of an Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such declaration, notice, direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers' Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes the pledgee's right so to act with respect to the Notes and that the pledgee is not either of the Issuers, any other obligor or guarantor on the Notes or any of their respective Affiliates.

Section 2.11. Temporary Notes.
              ---------------

          Until definitive Notes are prepared and ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

Section 2.12. Cancellation.
              ------------

          The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of cancelled Notes in accordance with its standard disposition policies in effect at the time. The Issuers may not reissue or resell, or issue new Notes to replace, Notes that the Issuers have redeemed or paid, or that have been delivered to the Trustee for cancellation.

Section 2.13. Defaulted Interest.
              ------------------

          If the Issuers default on a payment of interest on the Notes, they shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are noteholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuers shall fix such special record date and payment date and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date and at the same time the Issuers shall deposit with the Trustee the aggregate amount proposed to be paid in respect of such defaulted interest. At least 15 days before such special record date, the Issuers shall mail to each noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuers may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuers to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Section 2.14. CUSIP Number.
              ------------

          The Issuers in issuing the Notes may use a "CUSIP" number, and if so, such CUSIP number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no
                        --------
representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any such CUSIP number used by the Issuers in connection with the issuance of the Notes and of any change in the CUSIP number.

Section 2.15. Deposit of Moneys.
              -----------------

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

Section 2.16.  Book-Entry Provisions for Global Notes.
               --------------------------------------

          (a) Rule 144A Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note and any other global notes representing Notes, the "Global Notes"). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes
                                                    ---------
initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member (or, in the case of the Regulation S Global Notes, of Euroclear System ("Euroclear") and Cedel Bank, S.A. ("CEDEL")), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit
                                                                        -------
B with respect to Restricted Global Notes and Exhibit C with respect to
-                                             ---------
Regulation S Global Notes.

          Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuers that it is unwilling or unable to continue as depository for such Global Note and the Issuers thereupon fail to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuers, at their option, notify the Trustee in writing that they elect to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

          (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (e) Any Physical Note constituting a Rule 144A Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuers determine
                        ---------
otherwise in compliance with applicable law.

          (f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the original issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in the Regulation S Global Note may be held only through Euroclear or CEDEL, as indirect participants in DTC, unless transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person who the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

          (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

          (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.17. Special Transfer Provisions.
              ---------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors and Non-
               ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Note constituting a Rule 144A Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S.
Person:

          (i) the Registrar shall register the transfer of any Note constituting a Rule 144A Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after August 15, 1999 or such other date as such Note shall be freely transferable under Rule 144 as certified in an Officer's Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto or (2) in the
                                              ---------
     case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of a transfer of a
                 ---------         --------
     Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers' Certificate authorizing such transfer; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

          (b)  Transfers to QIBs.  The following provisions shall apply with
               -----------------
respect to the registration of any proposed registration of transfer of a Note constituting a Rule 144A Note to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder's Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Restricted Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c)  Private Placement Legend.  Upon the registration of transfer,
               ------------------------
exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers' Certificate required by paragraph (a)(i)(x) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuers to such effect.

          (d)  General.  By its acceptance of any Note bearing the Private
               -------
Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

          The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section
2.16 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

Section 2.18.  Computation of Interest.
               -----------------------

          Interest on the Notes shall be computed on the basis of a 360 day year of twelve 30 day months.

                                   ARTICLE 3

                                  REDEMPTION


Section 3.01. Notices to Trustee.
              ------------------

          If the Issuers elect to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date or such shorter period as the Trustee may agree to (which agreement shall not be unreasonably withheld) the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in paragraph 5 of the Notes, as appropriate.

Section 3.02.  Selection by Trustee of Notes to Be
               Redeemed.
               ---------

          In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, either on a pro rata basis or by lot, or such
                                            --- ----
other method as it shall deem fair and equitable; provided, however, that if a
                                                  --------  -------
partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portion thereof for redemption shall be made by the Trustee on a pro rata basis, unless such a method is prohibited. The Trustee shall promptly
--- ----
notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03.  Notice of Redemption.
               --------------------

          At least 30 days, and no more than 60 days, before a Redemption Date, the Issuers shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to
Section 2.03 hereof.

          The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

          (1) the Redemption Date and the amount of premium and accrued interest to be paid;

          (2) the redemption price and the amount of premium and accrued interest to be paid;

          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that unless the Issuers Default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

          (7) the provision of paragraph 5 of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8) the aggregate principal amount of Notes that are being redeemed.

          At the Issuers' written request made at least five Business Days prior to the date on which notice is to be given, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' sole expense.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

          Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular record
                 --------
date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday,
          --------  -------
payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid because money sufficient to pay the redemption price shall not have been made available, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.
              ----------------------

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4

                                   COVENANTS

Section 4.01. Payment of Notes.
              ----------------

          The Issuers shall pay the principal of and interest (including all Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner provided in the Notes, the Registration Rights Agreement and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

          The Issuers shall pay interest on overdue principal (including post-petition interest in a proceeding under any bankruptcy law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. SEC Reports.
              -----------

          (a) The Issuers will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act whether or not the Issuers are required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act unless the SEC does not permit such filing. The Issuers (at their own expense) will file with the Trustee within 15 days after they file them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuers file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Upon qualification of this Indenture under the TIA, the Issuers shall also comply with the provisions of TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers' compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (b) At the Issuers' expense, regardless of whether the Issuers are required to furnish such reports and other information referred to in paragraph
(a) above to their equityholders pursuant to the Exchange Act, the Issuers shall cause such reports and other information to be mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar within 15 days after they file them with the SEC.

          (c) The Issuers shall, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Issuers (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Issuers shall not be required to
                --------  -------
furnish such information in connection with any request made on or after the date which is two years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuers or (ii) the date such Note (or any predecessor Note) was last acquired from an "affiliate" of the Issuers within the meaning of Rule 144 under the Securities Act.

Section 4.03. Waiver of Stay, Extension or Usury Laws.
              ---------------------------------------

          The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.
              ----------------------

          (a) The Issuers shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate (one of the signers on behalf of each of the Issuers of which shall be the principal executive officer, principal financial officer or principal accounting officer of such Issuer) stating that (i) the Issuers have obtained an Opinion of Counsel relating to the validity and perfection of the security interests granted pursuant to the Pledge Agreement and (ii) a review of the activities of the Issuers and their Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in Default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred and is continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

          (b) The Issuers will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

          (c) The Issuers' fiscal year currently ends on December 31. The Issuers will provide notice to the Trustee of any change in their fiscal year.

Section 4.05. Taxes.
              -----

          The Issuers shall, and shall cause each of their Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06. Limitation on Additional Indebtedness.
              -------------------------------------

          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default shall
                        --------
have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, Insight Ohio or any of the Issuers' Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Consolidated Leverage Ratio of the Issuers is less than 7 to 1.

          Notwithstanding the foregoing, Insight Ohio and the Issuers' Restricted Subsidiaries may incur Permitted Indebtedness; provided that such
                                                          --------
Person will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated in right of payment to any other Indebtedness of the Issuers or such Restricted Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be, pursuant to subordination provisions that are substantively identical to the subordination provisions of such Indebtedness (or such agreement) that are most favorable to the holders of any other Indebtedness of the Issuers or such Restricted Subsidiary, as the case may be.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this Section 4.06, the Issuers shall, in their sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof.

Section 4.07. Enforcement of Rights.
              ---------------------

          In the event that the Series A Preferred Interests become mandatorily redeemable, Coaxial will exercise all rights and remedies available to enforce Coaxial's rights with respect to the Series A Preferred Interests.

Section 4.08. Limitation on Capital Stock of Restricted Subsidiaries.
              ------------------------------------------------------

          The Issuers will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of an Issuer (other than under the Senior Credit Facility or pursuant to the Pledge Agreement) or
(ii) permit any of their Restricted Subsidiaries to issue any Capital Stock, other than to an Issuer or a Wholly Owned Subsidiary of an Issuer, provided,
                                                                   --------
that Insight Ohio may issue additional common membership interests to Insight in consideration of capital contributions made by Insight. The foregoing restrictions shall not apply to an Asset Sale made in compliance with Section
4.10 hereof or the issuance of Preferred Stock in compliance with Section 4.23 hereof.

Section 4.09. Limitation on Restricted Payments.
              ---------------------------------

          The Issuers will not make, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b)  immediately after giving pro forma effect to such Restricted
                                        --- -----
Payment, Insight Ohio and the Issuers' Restricted Subsidiaries could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section
4.06 hereof; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Issuers' Cumulative EBITDA minus 1.4 times the Cumulative Consolidated Interest Expense of the Issuers, (2) 100% of the aggregate Net Proceeds received by an Issuer from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of an Issuer issued to any Subsidiary of an Issuer) of an Issuer or any Indebtedness or other securities of an Issuer convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of an Issuer which has been so converted, exercised or exchanged, as the case may be,
(3) without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Proceeds received by an Issuer from any equity contribution from a holder of an Issuer's Capital Stock, excluding, in the case of clauses
(c)(2) and (3), any Net Proceeds from an Equity Offering to the extent used to redeem the Notes, (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and (5) so long as the Designation Amount thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the provisions of this Indenture, an

     Issuer's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at fair market value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any
                                  --------
     case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation). For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          The provisions of this covenant shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of an Issuer or Indebtedness subordinated to the Notes by conversion into, or by or in exchange for, shares of Capital Stock of an Issuer (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of an Issuer) of other shares of Capital Stock of an Issuer (other than Disqualified Capital Stock); provided, however, that any such Net Proceeds or the value of any
        --------  -------
Capital Stock issued in exchange for such shares or Indebtedness are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time), (iii) the redemption or retirement of Indebtedness of an Issuer subordinated to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of an Issuer (other than any Indebtedness owed to a Subsidiary) that is contractually subordinated in right of payment to the Notes to at least the same extent as the Indebtedness being redeemed or retired, (iv) the retirement of any shares of Disqualified Capital Stock of an Issuer by conversion into, or by exchange for, shares of Disqualified Capital Stock of an Issuer, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of an Issuer) of other shares of Disqualified Capital Stock of an Issuer; provided, however, that
                                                         --------  -------
any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time), (v) whether or not a Default or Event of Default shall have occurred and be continuing or occur immediately after giving effect thereto, in amounts necessary to make payments on the

Notes and Discount Notes (x) Preferred Payments from Insight Ohio and (y) Pass Through Dividends by Coaxial, (vi) except if a Default or Event of Default shall have occurred and be continuing, Tax Distributions, (vii) management fees and reimbursement of expenses payable to Insight pursuant to the Operating Agreement provided that (i) the Issuers and their Restricted Subsidiaries could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under
Section 4.06 hereof and (ii) no Default or Event of Default shall have occurred and be continuing in the case of both clauses (i) and (ii) of this clause (vii) at (x) the time of payment of such management fee and (y) at the Reported Period, (viii) the purchase of the Notes pursuant to Sections 4.10, 4.19 and
4.24 hereof and (ix) the distribution by Phoenix of any of the Excluded Assets; provided that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (i), (vi) and (viii) shall be included in such calculation.

Section 4.10. Limitation on Certain Asset Sales.
              ---------------------------------

          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Issuer or such applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of; (ii) not less than 80% of the consideration received by an Issuer or such applicable Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided, however,
                                                             --------  -------
that the amount of any (x) Indebtedness of an Issuer or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which an Issuer and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by an Issuer or the Restricted Subsidiaries and (y) notes or other similar obligations received by an Issuer or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within 30 days of the related Asset Sale) by an Issuer or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by an Issuer or the Restricted Subsidiaries; and
(iii) the Asset Sale Proceeds received by an

Issuer or such Restricted Subsidiary are applied (a) to the extent an Issuer or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under the Senior Credit Facility within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the
--------
commitments thereunder (other than commitments under a revolving credit facility) in an amount equal to the principal amount so repaid; or (b) to the extent of the balance of Asset Sale Proceeds, after application, if any, as described above, to the extent the Issuers elect, on a pro rata basis to the
                                                       --- ----
repayment of an amount of Other Pari Passu Debt not exceeding the Other Pari Passu Debt Pro Rata Share (provided that any such repayment shall result in a
                           --------
permanent reduction of any commitment in respect thereof in an amount equal to the principal amount so repaid) within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale; or (c) to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Issuers or a Restricted Subsidiary elect, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar, ancillary, complementary or otherwise related to the business of an Issuer or any such Restricted Subsidiary as then conducted; provided that (1)
                                                            --------
such investment occurs or an Issuer or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 180 days following receipt of such Asset Sale Proceeds and (2) Asset Sale Proceeds so contractually committed are so applied within 270 days following the receipt of such Asset Sale Proceeds; and (d) if on such 180th day in the case of clauses (iii)(a),
(iii)(b) and (iii)(c)(1) or on such 270th day in the case of clause (iii)(c)(2) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10.0 million, the Issuers shall apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Senior Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer"). If an Excess Proceeds Offer is not fully subscribed, the Issuers may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

          If the Issuers are required to make an Excess Proceeds Offer, the Issuers shall mail, within 30 days following the date specified in clause (iii)(d) above, a notice to the holders stating, among other things: (1) that such holders have the right to require the Issuers to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date; (2) the purchase date, which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed; (3) the instructions that each holder must follow in order to have such Notes purchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Notes.

          In the event of the transfer of substantially all of the property and assets of the Issuers and their Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 hereof, the successor Person shall be deemed to have sold the properties and assets of the Issuers and their Restricted Subsidiaries not so transferred for purposes of this Section 4.10, and shall comply with the provisions of this Section 4.10 with respect to such deemed sale as if it were an Asset Sale.

          The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Asset Sale" provisions of this Indenture by virtue thereof.

Section 4.11. Limitation on Transactions with Affiliates.
              ------------------------------------------

          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify in any material respect the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Issuers, or an Issuer and a Restricted Subsidiary of an Issuer; or
(ii) the
terms of such Affiliate Transaction are fair and reasonable to an Issuer or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are substantially similar to the terms which could reasonably be expected to be obtained by an Issuer or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $3.0 million which is not permitted under clause (i) above, an Issuer must obtain a resolution of the Board of Directors of such Issuer certifying that such Affiliate Transaction complies with clause (ii) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million which is not permitted under clause (i) above, the Issuers must obtain a favorable written opinion as to the fairness, from a financial point of view, of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

          The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by the provisions described under Section 4.09 hereof,
(ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors or employees of the Issuers or any Restricted Subsidiary of an Issuer as determined in good faith by such Issuer's Board of Directors or senior management, (iii) arrangements now or hereafter in effect between Insight and third parties which arrangements can be used for the benefit of a Restricted Subsidiary and (iv) any forgiveness or distribution by Phoenix of the Excluded Assets.

          Notwithstanding anything contained herein to the contrary, the terms of the Operating Agreement and the indemnification provisions of the Close Corporation Agreement and the performance by any party thereto of its obligations thereunder shall not be considered an Affiliate Transaction.

Section 4.12. Limitations on Liens.
              --------------------

          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of an Issuer or any of their Restricted Subsidiaries or any shares of Capital

Stock or Indebtedness of any Restricted Subsidiary of an Issuer which owns property or assets, now owned or hereafter acquired, unless (i) if such Lien secures Indebtedness which is pari passu with the Notes (without giving effect
                              ---- -----
to the principles of structural subordination), then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to any debt of a Restricted Subsidiary, any such Lien shall be subordinated to the Lien granted to the holders of the Notes to the same extent as such Indebtedness is subordinated to the Notes.

Section 4.13. [Intentionally Omitted]

Section 4.14. Limitation on Creation of Subsidiaries.
              --------------------------------------

          The Issuers will not create or acquire, and will not permit any of their Restricted Subsidiaries to create or acquire, any Subsidiary other than
(i) a Restricted Subsidiary existing as of the Issue Date, or (ii) a Restricted Subsidiary that is acquired or created in connection with the acquisition by an Issuer of a related business or asset, or (iii) an Unrestricted Subsidiary; provided, however, that each Restricted Subsidiary acquired or created pursuant
--------  -------
to clause (ii) shall have executed a guarantee, satisfactory in form and substance to the Trustee (and with such documentation relating thereto as the Trustee shall require, including, without limitation a supplement or amendment to this Indenture and opinions of counsel as to the enforceability of such guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor. As of the Issue Date, the Issuers have no Restricted Subsidiaries, other than Insight Ohio.

Section 4.15. [Intentionally Omitted]

Section 4.16. Limitation on Sale and Lease-Back Transactions.
              ----------------------------------------------

          The Issuers will not, and will not permit any of their Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction unless (i) the consideration received in such Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold, as determined, in good faith, by the Board of Directors of an Issuer and evidenced by a board resolution and (ii) the Issuers could incur the Attributable

Indebtedness in respect of such Sale and Lease-Back Transaction in compliance with Section 4.06 hereof.

Section 4.17. Payments for Consent.
              --------------------

          The Issuers will not, and will not permit any of their Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.18. Legal Existence.
              ---------------

          Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their legal existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Issuers and their Restricted Subsidiaries; provided, however, that the
                                               --------  -------
Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of their Restricted Subsidiaries if the Board of Directors of the Issuers shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers and their Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.19. Change of Control.
              -----------------

          Upon the occurrence of a Change of Control, the Issuers shall be obligated to make an offer to purchase (the "Change of Control Offer") each holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

          Within 20 days of the occurrence of a Change of Control, the Issuers shall (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each holder of the Notes, at the address appearing in the register maintained by the Registrar of the Notes, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this covenant and that all Notes tendered will be accepted for payment;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Note not tendered will continue to accrue interest;

          (4) that, unless the Issuers Default in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7) that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9) the name and address of the Paying Agent.

          On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly mail to each holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Issuers shall execute and issue, and the Trustee shall promptly authenticate and mail to such holder, a new note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each
                                                            --------
such new note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

          If the Senior Credit Facility is in effect, or any amounts are owing thereunder or in respect thereof, at the time of the occurrence of a Change of Control, prior to the mailing of the notice to holders described in the second preceding paragraph, but in any event within 20 days following any Change of Control, the Issuers shall (i) repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility or offer to repay in full all obligations and terminate all commitments under or in respect of the Senior Credit Facility and repay the Indebtedness owed to each such lender who has accepted such offer or (ii) obtain the requisite consents under the Senior Credit Facility to permit the repurchase of the Notes as described above. The Issuers must first comply with the covenant described in the preceding sentence before it shall be required to purchase Notes in the event of a Change of Control; provided that the Issuers' failure to comply with the covenant
         --------
described in the preceding sentence constitutes an Event of Default described in clause (3) under Section 6.01 hereof if not cured within 30 days after the notice required by such clause. As a result of the foregoing, a holder of the Notes may not be able to compel the Issuers to purchase the Notes unless the Issuers are able at the time to refinance all of the obligations under or in respect of the Senior Credit

Facility or obtain requisite consents under the Senior Credit Facility.

          If an Issuer or any Restricted Subsidiary thereof has issued any outstanding (i) indebtedness that is subordinated in right of payment to the Notes or senior in right of payment with respect to Indebtedness of Restricted Subsidiaries (other than under the Senior Credit Facility) or (ii) Preferred Stock, and an Issuer or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such indebtedness or Preferred Stock in the event of a change of control, the Issuers shall not consummate any such offer or distribution with respect to such indebtedness or Preferred Stock until such time as the Issuers shall have paid the Change of Control Purchase Price in full to the holders of Notes that have accepted the Issuers' change of control offer and shall otherwise have consummated the change of control offer made to holders of the Notes; and the Issuers will not issue Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change in Control under this Indenture.

          The Issuers will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

          The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of this Indenture, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the "Change of Control" provisions of this Indenture by virtue thereof.

Section 4.20. Maintenance of Office or Agency.
              -------------------------------

     The Issuers shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

     The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

     The Issuers hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Issuers.

Section 4.21. Maintenance of Properties; Insurance; Books and Records; Compliance with Law.
               --------------------

     (a) The Issuers shall, and shall cause each of their Restricted Subsidiaries to, at all times cause all properties used or useful in the conduct of their business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

     (b) The Issuers shall, and shall cause each of their Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

     (c) The Issuers shall, and shall cause each of their Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuers and each

Subsidiary of the Issuers, in accordance with GAAP consistently applied to the Issuers and their Subsidiaries taken as a whole.

     (d) The Issuers shall and shall cause each of their Subsidiaries to comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, earnings, assets or financial condition of the Issuers and their Subsidiaries taken as a whole.

  Section 4.22. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
                 ------------------------

     The Issuers will not, and will not permit any of their Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of an Issuer to (a)(i) pay dividends or make any other distributions to an Issuer or any Restricted Subsidiary of an Issuer (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits or (ii) repay any Indebtedness or any other obligation owed to an Issuer or any Restricted Subsidiary of an Issuer, (b) make loans or advances or capital contributions to an Issuer or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to an Issuer or any of their Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (ii) (x) this Indenture, the Notes and the Guarantees and (y) the Discount Notes Indenture, the Discount Notes and the guarantees of the Discount Notes, (iii) applicable law, (iv) the Senior Credit Facility, (v) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (vi) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices,
(vii) Refinancing Indebtedness; provided that such restrictions are no more
                                --------
restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (viii) customary restrictions in security agreements or mortgages securing Indebtedness of an Issuer or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages or (ix) customary restrictions with respect to a Restricted Subsidiary of an Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary.

Section 4.23.  Limitation on Disqualified Capital Stock of Restricted
                                                           ----------
               Subsidiaries.
               ------------

          The Issuers will not permit any of their Restricted Subsidiaries to issue any Disqualified Capital Stock (except Disqualified Capital Stock issued to an Issuer or a Wholly Owned Subsidiary of an Issuer) or permit any Person (other than an Issuer or a Wholly Owned Subsidiary of an Issuer) to hold any such Disqualified Capital Stock unless an Issuer or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.06 hereof (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Disqualified Capital Stock to be issued.

Section 4.24.  Limitation on Asset Swaps.
               -------------------------

          The Issuers will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps which constitutes substantially all of the assets of the Issuers, unless: (i) at the time of entering into the agreement to swap assets and immediately after giving effect to the proposed Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and (ii) the Issuers have been informed in writing by either S&P or Moody's that any Indebtedness of the Issuers (including the Notes) will not be downgraded as a result of such Asset Swap. Notwithstanding clause
(ii) of the immediately preceding sentence, the Issuers will be allowed to consummate an Asset Swap even if such Asset Swap will result in such a downgrade, if within five days of the occurrence of such Asset Swap, the Issuers make an offer to purchase Notes in accordance with the procedures described in
Section 4.19 hereof (the "Asset Swap Offer") at the following redemption prices (expressed as percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on August 15 of each year listed below:


Year                    Percentage
----                    ----------
1998                     110.0000%
1999                     108.7500%
2000                     107.5000%
2001                     106.2500%
2002                     105.0000%
2003                     103.7500%
2004 and thereafter      103.0000%

Section 4.25.    Payment of Pass Through Dividends.
                 ----------------------------------

          Coaxial will immediately use all proceeds received from Insight Ohio as Preferred Payments in respect of the Series B Preferred Interests to pay a dividend in like amount to Coaxial LLC, Coaxial DJM LLC and Coaxial DSM LLC.

Section 4.26.    Limitation on Conduct of Business.
                 ---------------------------------

          The Issuers will not engage in any business other than holding common membership interests and the Preferred Interests of Insight Ohio and issuing the Notes and, in the case of Phoenix, holding the Excluded Assets. The Issuers will not permit their Restricted Subsidiaries to engage in any businesses which are not the same, similar, related, ancillary or complementary to the businesses in which Insight Ohio and their Restricted Subsidiaries are then engaged.

Section 4.27.    Further Assurance to the Trustee.
                 --------------------------------

          The Issuers shall, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.

Section 4.28.    No Recourse Against the Issuers.
                 -------------------------------

          The Notes will be non-recourse obligations of the Issuers and the only recourse a holder of the Notes will have with respect to the payment of principal or interest on the Notes will be enforcement of the rights granted pursuant to the Pledge Agreement with respect to the Senior Notes Collateral (which will require mandatory redemptions of the Series A Preferred Interests) and, failing that, enforcement of the Guarantee in accordance with the provisions of Section 10.

                                  ARTICLE 5

                             SUCCESSOR CORPORATION


Section 5.01.    Limitation on Consolidation, Merger and
                 Sale of Assets.
                 ---------------

          The Issuers will not and will not permit any of their Restricted Subsidiaries to consolidate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Issuers (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) an Issuer or such Restricted Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than an Issuer or such Restricted Subsidiary) formed by such consolidation or into which an Issuer or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of an Issuer or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of an Issuer or such Restricted Subsidiary, as the case may be, under this Indenture, the Notes and the Guarantees, and the obligations thereunder shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to such transaction on a pro forma basis the Issuers or such
                                       --- -----
Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.06 hereof; provided that Insight Ohio
                                                   --------
may merge with Coaxial without complying with this clause (iii).

          In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Issuers shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of an Issuer the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuers, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuers.

Section 5.02.    Successor Person Substituted.
                 ----------------------------

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of any Issuer or any Guarantor in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which such Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or such Guarantor under this Indenture with the same effect as if such successor corporation had been named as such Issuer or such Guarantor herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES


Section 6.01.    Events of Default.
                 -----------------

          An "Event of Default" occurs if

          (1) default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption or otherwise;

          (2) default for 30 days in payment of any interest on the Notes;

          (3) default by an Issuer or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes, this Indenture or the Pledge Agreement for 30 days after written notice from the Trustee as directed by the holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a default with respect to Section 4.19 or 5.01 hereof which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) failure to pay when due principal, interest or premium in an aggregate amount of $7.5 million or more with respect to any Indebtedness of an Issuer or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $7.5 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in this Indenture, or such acceleration shall not be rescinded or annulled within 20 days after written notice as provided in this Indenture;

          (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $7.5 million, net of any amounts covered by insurance, shall be rendered against an Issuer or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

          (6) either of the Issuers or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

              (A)  commences a voluntary case,

              (B) consents to the entry of an order for relief against it in an involuntary case,

              (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (D) makes a general assignment for the benefit of its creditors, or

              (E) generally is not paying its debts as they become due;

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (A) is for relief against either of the Issuers or any Restricted Subsidiary in an involuntary case,

              (B) appoints a Custodian of either of the Issuers or any Restricted Subsidiary or for all or substantially all of the property of any of the Issuers or any Restricted Subsidiary, or

              (C) orders the liquidation of either of the Issuers or any Restricted Subsidiary,

          and the order or decree remains unstayed and in effect for 60 days;

          (8) any modification of the mandatory redemption provisions relating to the Preferred Interests contained in the Operating Agreement;

          (9) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture);

         (10) failure to have a first priority perfected security interest with respect to the Senior Notes Collateral; and

         (11) the occurrence of an "Event of Default" under the Discount Notes Indenture.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     The Trustee may withhold notice to the holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) if the Trustee considers it to be in the best interest of the holders of the Notes to do so.

Section 6.02.    Acceleration.
                 ------------

     If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the Trustee or the holders as directed by not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration (i) and the same shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Credit Facility, shall become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or 5 business days after receipt by an Issuer and the representative under the Senior Credit Facility of a notice of acceleration; provided, however,
                                                              --------  -------
that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if (i) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iii) if the Issuers have paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (iv) in the event of the cure or waiver of an Event of Default of the type described in clauses (6) or (7) of
Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

     The holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing Default or compliance with any provision of this Indenture or the Notes and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations provided for in this Indenture and under the TIA.

     No holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, and unless the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

     Upon the occurrence and during the continuance of an Event of Default, the Trustee shall enforce its remedies with respect to the pledged Senior Notes Collateral in accordance with instructions received from holders of a majority of the aggregate principal amount at maturity of outstanding Notes or, in the absence of such instructions, in such manner as the Trustee deems appropriate, in each case as provided herein. All funds received by the Trustee upon any such enforcement shall be distributed by the Trustee in accordance with the provisions hereof. Upon the full and final payment and performance of all obligations of the Issuers under this Indenture and the Notes, the Senior Notes Collateral shall be released.

Section 6.03.     Other Remedies.
                  --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.04.    Waiver of Past Defaults and Events of
                 Default.
                 --------

     Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.    Control by Majority.
                 -------------------

     The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the
                                                              --------
Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06.    Limitation on Suits.
                 -------------------

     Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer and if requested provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer, and, if requested provision, of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

          A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.   Rights of Holders to Receive Payment.
                ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.   Collection Suit by Trustee.
                --------------------------

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or the Guarantors (pursuant to the terms of Section 10) (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.   Trustee May File Proofs of Claim.
                --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuers or the Guarantors (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10.   Priorities.
                ----------

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

          SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          THIRD: to the Issuers or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

          The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.   Undertaking for Costs.
                ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12.   Restoration of Rights and Remedies.
                ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE 7

                                    TRUSTEE


Section 7.01.   Duties of Trustee.
                -----------------

          (a) If an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.05 or 6.06 hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (d)  Whether or not therein expressly so provided, paragraphs (a),
(b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it in its sole discretion against any loss, liability, expense or fee.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02.  Rights of Trustee.
               -----------------

          Subject to Section 7.01 hereof:

          (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

Section 7.03.  Individual Rights of Trustee.
               ----------------------------

           The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the either of the Issuers or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04.  Trustee's Disclaimer.
               --------------------

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any Guarantee or as to the value of, or perfection or priority of any security interest in, any collateral pledged to the Trustee, it shall not be accountable for the Issuers' or any Guarantor's use of the proceeds from the sale of Notes or any money paid to the Issuers or any Guaranty pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, Guarantee or this Indenture other than its certificate of authentication.

Section 7.05.  Notice of Defaults.
               ------------------

           If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06.  Reports by Trustee to Holders.
               -----------------------------

           If required by TIA (S) 313(a), within 60 days after May 15 of any year, commencing May 15, 1999, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c) and TIA (S) 313(d).

           Reports pursuant to this Section 7.06 shall be transmitted by mail:

           (1) to all registered Holders of Notes, as the names and addresses of such Holders appear on the Registrar's books; and

           (2) to such Holder of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

           A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07.  Compensation and Indemnity.
               --------------------------

           The Issuers and the Guarantors shall pay to the Trustee and Agents from time to time such compensation as shall be agreed in writing between the Issuers and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers and the Guarantors shall reimburse the Trustee and Agents upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Issuers and the Guarantors shall indemnify each of the Trustee and any predecessor Trustee for, and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee or such Agent) and reasonable attorneys' fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee or Agent shall notify the Issuers and the Guarantors in writing promptly of any claim asserted against the Trustee or

Agent for which it may seek indemnity. However, the failure by the Trustee or Agent to so notify the Issuers and the Guarantors shall not relieve the Issuers and Guarantors of their obligations hereunder except to the extent the Issuers and the Guarantors are prejudiced thereby.

           Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuers and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes. The obligations of the Issuers and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee, Agents and each predecessor Trustee and to pay or reimburse the Trustee, Agents and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuers and each of the Guarantors and shall survive the satisfaction, discharge and termination of this Indenture, including any termination or rejection hereof under any bankruptcy law.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6),(7) or (8) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

           For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08.  Replacement of Trustee.
               ----------------------

           The Trustee may resign by so notifying the Issuers and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Issuers' written consent which consent shall not be unreasonably withheld. The Issuers may remove the Trustee at their election if :

           (1) the Trustee fails to comply with Section 7.10 hereof;

           (2) the Trustee is adjudged a bankrupt or an insolvent;

           (3) a receiver or other public officer takes charge of the Trustee or its property;

           (4) the Trustee otherwise becomes incapable of acting; or

           (5) a successor corporation becomes successor Trustee pursuant to
Section 7.09 below.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers obligations under Section
7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.  Successor Trustee by Consolidation, Merger, Etc.
               -----------------------------------------------

           If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

           This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2) in every respect. The Trustee, or the bank holding company of which the Trustee is a wholly-owned Subsidiary, shall have a combined capital and surplus of at least $140,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b), including the provision in (S) 310(b)(1).

Section 7.11.  Preferential Collection of Claims Against the Issuers.
               -----------------------------------------------------

           The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

Section 7.12.  Paying Agents.
               -------------

           The Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

           (A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

           (B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

           (C) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuers (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                 ARTICLE 8 AMENDMENTS, SUPPLEMENTS AND WAIVERS


Section 8.01.  Without Consent of Holders.
               --------------------------

           The Issuers and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

           (1) to provide for uncertificated Notes in addition to or in place of certificated Notes;

           (2) to comply with any requirements of the SEC under the TIA;

           (3) to cure any ambiguity, defect or inconsistency, or to make any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any noteholder; or

           (4) to add a Guarantor.

           The Trustee is hereby authorized to join with the Issuers and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02.  With Consent of Holders.
               -----------------------

     The Issuers (each when authorized by a Board Resolution), the Guarantors (each when authorized by a Board Resolution) and the Trustee may modify or supplement this Indenture, the Notes and the Pledge Agreement with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Issuers or Guarantors with any provision of this Indenture or the Notes. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

           (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture;

           (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

           (3) reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price thereof;

           (4) make any Note payable in money other than that stated in the Note or change the place of payment from New York, New York;

           (5) waive a Default on the payment of principal of, interest on, or redemption payment with respect to any Note;

           (6) make any change in the provisions of this Indenture protecting the right of each holder of Notes to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

           (7) amend, change or modify in any material respect the obligation of the Issuers to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Sale that has been consummated or modify any provisions or definitions with respect thereto;

           (8) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the holders of Notes;

           (9) release any Guarantor from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture; or

           (10) modify or waive a Default with respect to Section 6.01(8).

           After an amendment, supplement or waiver under this Section 8.02 or
Section 8.01 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

           Upon the written request of the Issuers, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Issuers and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such supplemental indenture.

           It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.  Compliance with Trust Indenture Act.
               -----------------------------------

           Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04.  Revocation and Effect of Consents.
               ---------------------------------

           Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

           The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

           After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.05.  Notation on or Exchange of Notes.
               --------------------------------

           If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuers) shall request the Holder of the Note (in accordance with the specific written direction of the Issuers) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06.  Trustee to Sign Amendments, etc.
               -------------------------------

           The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an

Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuers and Guarantors, enforceable against the Issuers and Guarantors in accordance with its terms (subject to customary exceptions).

                                   ARTICLE 9

                      DISCHARGE OF INDENTURE; DEFEASANCE


Section 9.01.  Discharge of Indenture.
               ----------------------

           The Issuers and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in
Section 2.07 hereof) and the Issuers have paid all sums payable by them hereunder or deposited all required sums with the Trustee.

           After such delivery the Trustee upon Issuer request shall acknowledge in writing the discharge of the Issuers' and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

           Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers in Sections 7.07, 9.05 and 9.06 hereof shall survive.

Section 9.02.  Legal Defeasance.
               ----------------

           The Issuers may at their option, by Board Resolution of the Board of Directors of each of the Issuers, defease and be discharged from their obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section
9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such

Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.06 hereof, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuers acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09 and 4.20 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Issuers may exercise their option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.  Covenant Defeasance.
               -------------------

           At the option of the Issuers, pursuant to a Board Resolution of the Board of Directors of each of the Issuers, the Issuers and the Guarantors shall be released from their respective obligations under Sections 4.02 through 4.19 and Sections 4.21 through 4.28 hereof, inclusive, with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04.  Conditions to Legal Defeasance or Covenant Defeasance.
               -----------------------------------------------------

           The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Notes:

           (1) the Issuers shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

           (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time during the period ending on the 91st day after the date of such deposit;

           (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Issuers;

           (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute Default under this Indenture or any other material agreement or instrument to which an Issuer or any of its Subsidiaries is a party or by which they are bound;

           (5) the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

           (6) in the case of an election under Section 9.02 above, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (7) in the case of an election under Section 9.03 hereof, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (8) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

           (9) the Issuers shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuers with the intent of preferring the holders of the Notes over any other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and

           (10) the Issuers shall have paid or duly provided for payment under terms mutually satisfactory to the Issuers and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
                -------------------------------------

           All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

           The Issuers and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section
9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

           Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon an Issuer Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.  Reinstatement.
               -------------

           If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S.

Government Obligations in accordance with Section 9.01 hereof; provided,
                                                               --------
however, that if the Issuers or the Guarantors have made any payment of
-------
principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuers or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07.  Moneys Held by Paying Agent.
               ---------------------------

           In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Issuers upon an Issuer Request (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.  Moneys Held by Trustee.
               ----------------------

           Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuers (or, if appropriate, the Guarantors) upon an Issuer Request, or if such moneys are then held by the Issuers or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided,
                                                                     --------
however, that the Trustee or any such Paying Agent, before being required to
-------
make any such repayment, may, at the expense of the Issuers and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.04 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the

City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuers. After payment to the Issuers or the Guarantors or the release of any money held in trust by the Issuers or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Issuers and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

                                  ARTICLE 10

                              GUARANTEE OF NOTES


Section 10.01.   Guarantee.
                 ---------

          Subject to the provisions of this Article 10 each Guarantor hereby jointly and severally conditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that the principal of, interest and Additional Interest, if any, with respect to the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest or Additional Interest, if any, with respect to the Notes and all other obligations of the Issuers or the Guarantors to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.7 hereof). The conditional Guarantee will become effective only upon satisfaction of each of the following conditions: (i) enforcement by the Trustee of the rights granted pursuant to the Pledge Agreement with respect to the Senior Notes Collateral, (ii) Insight Ohio's failure to redeem the Series A Preferred Interests after ten days as provided in the Operating Agreement and (iii) an adjudication (other than a default judgment based upon a failure to prosecute or defend any claim) is obtained relating to such failure. The Guarantee of any Guarantor will be subordinate to any secured Indebtedness of such Guarantor to the extent of the assets securing such Indebtedness.

          This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuers for liquidation or reorganization, should the Issuers become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          No stockholder, member, partner, agent, officer, director, employee or incorporator, past, present or future, of any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, member, partner, agent, officer, director, employee or incorporator.

          The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

Section 10.02.   Execution and Delivery of Guarantees.
                 ------------------------------------

          To further evidence the Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note
                     ---------
authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor's Guarantee of such Note shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.03.   Limitation of Guarantee.
                 -----------------------

          The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro
                                                                             ---
rata amount based on the Adjusted Net Assets of each Guarantor.
----

Section 10.04.   Additional Guarantors.
                 ---------------------

          The Issuers covenant and agree that they shall cause any Person which becomes a Restricted Subsidiary to execute a supplemental indenture and any other documentation requested by the Trustee satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Issuers under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor.

Section 10.05.   Release of Guarantor.
                 --------------------

          A Guarantor shall be released from all of its obligations under its Guarantee if:

          (i) the Guarantor has sold all or substantially all of its assets or the Issuers and their Restricted Subsidiaries have sold all of the Capital Stock of the Guarantor owned by them, in each case in a transaction in compliance with Sections 4.10 and 5.01 hereof; or

          (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, the Issuers or another Guarantor in a transaction in compliance with Section 5.01 hereof;

and in each such case, such Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with.

Section 10.06.   Waiver of Subrogation.
                 ---------------------

          Each Guarantor hereby irrevocably waives, until the prior payment in full of all amounts outstanding hereunder and under the Notes, any claim or other rights which it may now or hereafter acquire against any Issuer that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against any Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from any Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

                                  ARTICLE 11

                                   SECURITY


Section 11.01.   Pledge of Senior Notes Collateral.
                 ---------------------------------

          (a) In order to secure the due and punctual payment of principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Issuers to the Holders or the Trustee under this Indenture and the Notes, Coaxial and the Trustee have simultaneously with the execution of this Indenture entered into the Pledge Agreement, pursuant to which Coaxial has granted to the Trustee for the benefit of the Trustee and the Holders a first priority Lien on and security interest in the Senior Notes Collateral.

          (b) So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions herein, Coaxial will be entitled to receive all cash distributions made upon or with respect to the Senior Notes Collateral pledged by it.

          (c) Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Pledge Agreement, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of the Pledge Agreement and this Indenture, and authorizes and directs the Trustee to act as secured party with respect thereto.

          (d) As set forth in and governed by the Pledge Agreement, as among the Holders of Notes, the Senior Notes Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Notes without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.

Section 11.02.   Recording; Priority; Opinions, Etc.
                 ----------------------------------

          (a) The Issuers shall at their sole cost and expense perform any and all acts and execute any and all documents

(including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under the Pledge Agreement, from time to time, in order to grant, perfect and maintain in favor of the Trustee for the benefit of the Trustee and the Holders a valid and perfected first priority Lien on the Senior Notes Collateral and to fully preserve and protect the rights of the Trustee and the Holders under this Indenture.

          The Issuers shall from time to time promptly pay and satisfy all financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Pledge Agreement, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Trustee shall determine that additional transfer or similar taxes are required to be paid to perfect or continue any Lien on any Senior Notes Collateral, the Issuers shall pay such taxes promptly upon demand by the Trustee.

          (b) The Issuers shall, promptly after the initial issuance of the Notes, furnish to the Trustee an Opinion of Counsel relating to the validity and perfection of the security interests granted pursuant to the Pledge Agreement.

Section 11.03.   Release of the Senior Notes Collateral.
                 --------------------------------------

          The Trustee shall not release the Senior Notes Collateral from the Lien of the Pledge Agreement unless such release is in accordance with the provisions of this Section 11.03 and of the Pledge Agreement. To the extent applicable, the Issuers shall cause TIA (S) 314(d) relating to the release of property or Liens to be complied with.

          (a)    Satisfaction and Discharge; Defeasance. The Issuers shall be
                 --------------------------------------
entitled to obtain a full release of all of the Senior Notes Collateral from the Lien of this Indenture and the Pledge Agreement upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture set forth in Section 9.01 or for defeasance pursuant to Section 9.02. Upon delivery by the Issuers to the Trustee of an Officers'

Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article Nine), the Trustee shall take all necessary action, at the request and expense of the Issuers, to release and reconvey to the Issuers all of the Senior Notes Collateral, and shall deliver such Collateral in its possession to the Issuers including, without limitation, the execution and delivery of releases or waivers whenever necessary.

          Upon delivery by the Issuers of such documents that the Trustee may reasonably require, the Trustee shall execute, acknowledge (if applicable) and deliver to the Issuers such counterpart within 10 Business Days after receipt by the Trustee of a Release Notice, as applicable, and the satisfaction of the applicable requirements of this Section 11.03.

          At any time when a Default or an Event of Default shall have occurred and be continuing, no release of the Senior Notes Collateral pursuant to the provisions of this Indenture or the Pledge Agreement shall be effective as against the Holders of the Notes.

Section 11.04.   Trust Indenture Act Requirements.
                 --------------------------------

          The release of any Senior Notes Collateral from the Pledge Agreement or the release of, in whole or in part, the Liens created by the Pledge Agreement, will not be deemed to impair the Lien of the Pledge Agreement in contravention of the provisions hereof if and to the extent the Senior Notes Collateral or Liens are released pursuant to the Pledge Agreement and pursuant to the terms hereof. Any certificate or opinion required by TIA (S) 314(d) may be made by an officer of the Issuers, except in cases which TIA (S) 314(d) requires that such certificate or opinion be made by an independent person.

Section 11.05.   Suits to Protect Senior Notes Collateral.
                 ----------------------------------------

          Subject to the provisions of the Pledge Agreement, the Trustee shall have power to institute and to maintain such suits and proceedings as it may reasonably deem expedient to prevent any impairment of the Senior Notes Collateral by any acts which may be unlawful or in violation of any of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interests and the interests of the Holders in the Senior Notes Collateral

(including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Senior Notes Collateral or be prejudicial to the interests of the Holders or the Trustee).

Section 11.06.   Purchase Protected.
                 ------------------

          In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under obligation to ascertain or inquire into the authority of the Issuers to make any such sale or other transfer.

Section 11.07.   Powers Exercisable by Receiver or Trustee.
                 -----------------------------------------

          In case the Senior Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuers with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuers or of any officer or officers thereof required by the provisions of this Article 11.

Section 11.08.   Determinations Relating to Senior Notes Collateral.
                 --------------------------------------------------

          In the event (i) the Trustee shall receive any written request from the Issuers under the Pledge Agreement for consent or approval with respect to any matter or thing relating to any Senior Notes Collateral or the Issuers' obligations with respect thereto (including, without limitation, the determination as to whether any portion of the Senior Notes Collateral constitutes released Senior Notes Collateral) or (ii) there shall be due to or from the Trustee under the provisions of the Pledge Agreement any performance or the delivery of any instrument or (iii) the Trustee shall become aware of any nonperformance by the Issuers of any covenant or any breach of any representation or warranty of the Issuers set forth in the Pledge Agreement, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 6.05.

Section 11.09.   Release upon Termination of the Issuers' Obligations.
                 ----------------------------------------------------

          In the event that the each of the Issuers delivers an Officers' Certificate certifying that the provisions of Section 9.01 or 9.02 have been complied with, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as the Issuers may reasonably request evidencing the termination of the Liens created by the Pledge Agreement and (ii) not be deemed to hold the Liens for the benefit of the Holders.


                                  ARTICLE 12

                                 MISCELLANEOUS


Section 12.01.   Trust Indenture Act Controls.
                 ----------------------------

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02.   Notices.
                 -------

          Except for notice or communications to Holders any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

     If to the Issuers or any Guarantor:

           c/o Insight Communications Company, L.P.
           126 E. 56th Street
           New York, New York  10022
           Attention:  Chief Financial Officer

           Fax Number:  (212) 371-1549

           and

           c/o Coaxial Communications, Inc.
           5111 Ocean Boulevard
           Suite C
           Sarasota, Florida 34242

Attention: Dennis McGillicuddy

Fax Number:  (941) 346-2788

     Copies to:

           Cooperman Levitt Winikoff Lester & Newman, P.C.
           800 Third Avenue
           New York, New York  10022

           Attention:  Robert L. Winikoff, Esq.

           and

           Dow, Lohnes & Albertson, PLLC
           1200 New Hampshire Avenue, N.W.
           Suite 800
           Washington, D.C. 20036-6802

Attention: Timothy J. Kelley, Esq.

     If to the Trustee:

           Bank of Montreal Trust Company
           Wall Street Plaza
           88 Pine Street
           New York, New York 10005

           Attention:  Amy Roberts

           Fax Number:  (212) 701-7698

          Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Issuers, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

          In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. Communications by Holders with Other Holders.
               --------------------------------------------

          Noteholders may communicate pursuant to TIA (S) 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate and Opinion.
               ----------------------------------------------

          Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06. Rules by Trustee and Agents.
               ---------------------------

          The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.07. Business Days; Legal Holidays.
               -----------------------------

          A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08. Governing Law.
               -------------

          THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 12.09. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuers or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.10. No Recourse Against Others.
               --------------------------

          No recourse for the payment of the principal of or premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any Guarantor in this Indenture or in any supplemental indenture, or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, member, partner, agent, officer, director or employee, as such, past, present or future, of the Issuers or of any successor entity or against the property or assets of any such stockholder, member, partner, agent, officer, employee or director, either directly or through the Issuers or any Guarantor, or any successor entity thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Notes are solely obligations of the Issuers and the Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, member, partner, agent, officer, employee or director of the Issuers or any Guarantor, or any successor entity thereof, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, member, partner, agent, officer, employee and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such stockholder, member, partner, agent, employee, officer or director and may be enforced by any of them.

Section 12.11. Successors.
               ----------

          All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.12. Multiple Counterparts.
               ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.13. Table of Contents, Headings, etc.
               --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14. Separability.
               ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

                             COAXIAL COMMUNICATIONS OF CENTRAL
                               OHIO, INC.

                             By:  /s/  Michael S. Willner
                                Name:  Michael S. Willner
                                Title:

                             PHOENIX ASSOCIATES
                             By: PHOENIX DJM LLC

                             By:  /s/ Dennis McGillicuddy
                                Name:  Dennis McGillicuddy
                                Title:

                             INSIGHT COMMUNICATIONS OF CENTRAL
                               OHIO, LLC

                             By:  /s/  Michael S. Willner
                                Name:  Michael S. Willner
                                Title:

                             BANK OF MONTREAL TRUST COMPANY, as
                               Trustee

                             By:  /s/ Amy Roberts
                                Name:  Amy Roberts
                                Title:  Vice President

                                                                       EXHIBIT A
                                                                       ---------

                             [FORM OF FACE OF NOTE]


Number                                               CUSIP

                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.
                              PHOENIX ASSOCIATES

                           10% SENIOR NOTE DUE 2006


          Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Coaxial", which term includes any successor corporation), and Phoenix Associates, a Florida general partnership (jointly and severally, together with
Coaxial, the "Issuers"), for value received promise to pay to             or
registered assigns the principal sum of                   Dollars ($          ),
on August 15, 2006.

          Interest Payment Dates: February 15 and August 15, commencing February 15, 1999

          Record Dates: February 1 and August 1

          This Note shall not be valid or obligatory for any purpose until the certificate of authentication shall have been executed by the Trustee by its manual signature.

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Issuers have caused this Note to be signed manually or by facsimile by their duly authorized Officers.

                             COAXIAL COMMUNICATIONS OF CENTRAL
                               OHIO, INC.

                             By:
                                Name:   Kim D. Kelly
                                Title:  Chief Operating Officer


                             By:
                                Name:   Daniel Mannino
                                Title:  Controller

                             PHOENIX ASSOCIATES

                             By: PHOENIX DJM LLC,
                                 A GENERAL PARTNER

                                 By:
                                    Name:  Dennis J. McGillicuddy
                                    Title: Its Sole Member

                             By: PHOENIX BAS LLC,
                                      A GENERAL PARTNER

                                 By:  BARRY SILVERSTEIN,
                                      Its Sole Member

                                 By:
                                    Name:  Dennis J. McGillicuddy
                                    Title: Attorney-In-Fact for
                                           Barry Silverstein

Certificate of Authentication:
This is one of the 10% Senior

Notes due 2006 referred to in
the within-mentioned Indenture

Dated:

BANK OF MONTREAL TRUST COMPANY,
as Trustee

By:
    Authorized Signature

                                                                  (REVERSE SIDE)


                 COAXIAL COMMUNICATIONS OF CENTRAL OHIO, INC.
                              PHOENIX ASSOCIATES

                           10% SENIOR NOTE DUE 2006


1.   INTEREST.

          Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Coaxial"), and Phoenix Associates, a Florida general partnership (together with Coaxial, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Note semiannually on February 15 and August 15 of each year (each an "Interest Payment Date"), commencing on February 15, 1999, at the rate of 10% per annum. Interest will be computed on the basis of a 360 day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

          The Issuers shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at the rate equal to 2% per annum in excess of the rate borne by the Notes.

2.   METHOD OF PAYMENT.

          The Issuers will pay interest on this Note provided for in Paragraph 1 above (except Defaulted interest) to the person who is the registered Holder of this Note at the close of business on the February 1 or August 1 preceding the Interest Payment Date (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Issuers may pay principal, premium,
               --------  -------
if any, and interest by check payable in such money. They may mail an interest check to the Holder's registered address.

3.   PAYING AGENT AND REGISTRAR.

          Initially, Bank of Montreal Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Issuers nor any of their Subsidiaries or Affiliates may act as Paying Agent but may act as Registrar.

4.   INDENTURE; RESTRICTIVE COVENANTS.

          The Issuers issued this Note under an Indenture dated as of August 21, 1998 (the "Indenture") among the Issuers, the Guarantor and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code
(S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Notes are nonrecourse secured obligations of the Issuers limited to $140,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the incurrence of liens and the issuance of capital stock by Subsidiaries of the Issuers, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Issuers and their Restricted Subsidiaries, certain other restricted payments by the Issuers and their Restricted Subsidiaries, certain transactions with, and investments in, their affiliates, certain sale and lease-back transactions and a provision regarding change-of-control transactions.

5.   OPTIONAL REDEMPTION.

          The Issuers, at their option, may redeem the Notes, in whole at any time or in part from time to time on or after August 15, 2002 at the following redemption prices (expressed as percentages of the principal amount thereof), together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on August 15 of each year listed below:

Year                               Redemption Price
----                               ----------------

2002. . . . . . . . . . . . .      105.500%

2003. . . . . . . . . . . . .      103.333%
2004. . . . . . . . . . . . .      101.667%
2005 and thereafter . . . . .      100.000%

          Notwithstanding the foregoing, the Issuers may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time prior to August 15, 2001 at a redemption price equal to 110.0% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date out of the Net Proceeds of one or more Equity Offerings; provided that at least $91.0 million of the aggregate principal
           --------
amount of Notes remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

          In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the
                          --- ----
Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as funds are deposited with the Paying Agent.

6.   NOTICE OF REDEMPTION.

          Notice of redemption will be mailed via first class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuers shall fail to redeem any such Note.

7.   OFFERS TO PURCHASE.

          The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Issuers are also required to make an offer to purchase Notes upon the occurrence of a Change of Control or an Asset Swap in accordance with procedures set forth in the Indenture.

8.   REGISTRATION RIGHTS.

          Pursuant to the Registration Rights Agreement among the Issuers, the Guarantor and CIBC Oppenheimer Corp., as initial purchaser of the Notes, the Issuers will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Notes of a separate series issued under the Indenture (or a trust indenture substantially identical to the Indenture in accordance with the terms of the Registration Rights Agreement) which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9.   DENOMINATIONS, TRANSFER, EXCHANGE.

          The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before the mailing of notice of redemption of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

          If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuers at their written request. After that, Holders entitled to money must look to the Issuers for payment as general creditors unless an "abandoned property" law designates another person.

12.  AMENDMENT, SUPPLEMENT AND WAIVER.

          Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Issuers, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing Default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Issuers, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any Holder.

13.  SUCCESSOR ENTITY.

          When a successor entity assumes all the obligations of its predecessor under the Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

14.  DEFAULTS AND REMEDIES.

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Sections 6.01(6) or (7) of the Indenture with respect to either of the Issuers) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before judgment or decree
--------  -------
based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Sections 6.01(6) or (7) of the Indenture with respect to either of the Issuers occurs, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

15.  TRUSTEE DEALINGS WITH THE ISSUERS

          The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, any Guarantor or their Affiliates, and may otherwise deal with the Issuers any Guarantor or their Affiliates, as if it were not Trustee.

16.  NO RECOURSE AGAINST OTHERS.

          As more fully described in the Indenture, a director, officer, employee, stockholder, member, partner, or agent, as such, of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

17.  NO RECOURSE AGAINST THE ISSUERS.

          This Note will be a non-recourse obligation of the Issuers and the only recourse a holder of this Note will have with respect to the payment of principal or interest on this Note will be enforcement of the rights granted pursuant to the Pledge Agreement with respect to the Senior Notes Collateral (which will require mandatory redemptions of the Series A Preferred Interests) and, failing that, enforcement of the Guarantee.

18.  DEFEASANCE AND COVENANT DEFEASANCE.

          The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuers with certain conditions set forth in the Indenture.

19.  ABBREVIATIONS.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

20.  CUSIP NUMBERS.

          Pursuant to a recommendation promulgated by the Committee on Uniform
Note Identification Procedures, the Issuers have caused CUSIP Numbers to be printed on the Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  GOVERNING LAW.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

          THE ISSUERS WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: Coaxial Communications of Central Ohio, Inc., c/o Insight Communications Company, L.P., 126 East 56th, New York, New York 12022, Attention: Kim D. Kelly and Phoenix Associates, c/o Coaxial Communications, Inc., 5111 Ocean Boulevard, Suite C, Sarasota, Florida 34242, Attention: Dennis J. McGillicuddy.

22.  GUARANTEES.

          The Notes will be entitled to the benefits of conditional Guarantees by the Guarantors made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have all or any part of this Note purchased by the Issuers pursuant to Section 4.10, Section 4.19 or Section 4.24 of the Indenture, check the appropriate box:

          [_]  Section 4.10   [_]  Section 4.19    [_]  Section 4.24

          If you want to have only part of the Note purchased by the pursuant to
Section 4.10, Section 4.19 or Section 4.24 of the Indenture, state the amount you elect to have purchased:

$

Date:

          Your Signature:
                         (Sign exactly as your name appears on
                         the face of this Note)

Signature Guaranteed

                                                                       EXHIBIT B
                                                                       ---------


                      [FORM OF LEGEND FOR RULE 144A NOTE]


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO REGULATION S (WITHIN THE MEANING OF RULE 903(c)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(k) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE), RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE AND THE ISSUERS A LETTER SIGNED BY SUCH INVESTOR CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (E) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED PRIOR TO THE RESALE REGISTRATION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER OF THIS NOTE PRIOR TO THE RESALE RESTRICTION TERMINATION DATE PURSUANT TO CLAUSES (D) AND (F) ABOVE, THE HOLDER WILL BE REQUIRED TO FURNISH TO THE TRUSTEE AND THE ISSUERS SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR

IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                    [FORM OF ASSIGNMENT FOR RULE 144A NOTE]

I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                  [Check One]

                [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or
                                      --

                [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                        Your Signature:
     -----------------------                ------------------------------------
                                                   (Sign exactly as your name
                                                       appears on the other
                                                        side of this Note)



     Signature Guarantee:
                         --------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED


     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -------------------------         ----------------------------------------
                                        NOTICE:
                                        To be executed by
                                        an executive officer

                                                                       EXHIBIT C
                                                                       ---------


                    [FORM OF LEGEND FOR REGULATION S NOTE]


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS REGISTERED UNDER THE SECURITIES ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                  [FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

            (Insert assignee's social security or tax I.D. number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
            (Print or type name, address and zip code of assignee)

and irrevocably appoint:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Issuers. The Agent may substitute another to act for him.

                                  [Check One]

                [ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                      or
                                      --

                [ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:                       Your Signature:
     ----------------------                -------------------------------------
                                                (Sign exactly as your name
                                                    appears on the other
                                                     side of this Note)


         Signature Guarantee:
                             ---------------------------------------------------

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED


     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------------      --------------------------------------------
                                    NOTICE:  To be executed by
                                    an executive officer

                                                                       EXHIBIT D
                                                                       ---------


                       [FORM OF LEGEND FOR GLOBAL NOTE]


     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Rule 144A Note or Regulation S Note) in substantially the following form:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT E
                                                                       ---------



                           Form of Certificate to Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors


                                                                          ,
                                                               -----------  ----
Attention:

          Re: Coaxial Communications of Central Ohio, Inc. ("Coaxial") and Phoenix Associates (together with Coaxial, the "Issuers") 10% Senior Notes due 2006 (the "Notes")
                      ----------------------------

Dear Sirs:

          In connection with our proposed purchase of Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of August 21, 1998 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to an Issuer or any subsidiary thereof, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A), (iv) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (v) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, or (vi) pursuant to any other exemption from registration under the Securities Act (if available), and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

          5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

     You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]

                                        By:
                                           -------------------------------------
                                           Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------


                      Form of Certificate to Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S


                                                                          ,
                                                                ----------  ----
Attention:

          Re: Coaxial Communications of Central Ohio, Inc. ("Coaxial") and Phoenix Associates (together with Coaxial, the "Issuers") 10% Senior Notes due 2006 (the "Notes")
                      ----------------------------

Dear Sirs:

          In connection with our proposed sale of $__________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:
                                           -------------------------------------
                                                    Authorized Signature

                                                                       EXHIBIT G
                                                                       ---------


                              [FORM OF GUARANTEE]


          The undersigned (the "Guarantor") hereby conditionally guarantees, on a senior unsecured basis, jointly and severally with all other guarantors under the Indenture dated as of August 21, 1998 by and among Coaxial Communications of Central Ohio, Inc., an Ohio corporation ("Coaxial"), Phoenix Associates, a Florida general partnership (together with Coaxial, the "Issuers"), and Bank of Montreal Trust Company, as trustee (as amended, restated or supplemented from time to time, the "Indenture"), to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the payment of the principal of and premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the payment of interest on overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Issuers to the Noteholders or the Trustee, all in accordance with the terms set forth in
Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          The obligations of the Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

                                        INSIGHT COMMUNICATIONS
                                        OF CENTRAL OHIO, LLC

                                        By:
                                           -------------------------------------
                                           Name:   Kim D. Kelly
                                           Title:  Chief Operating Officer

                                      G-1